EXHIBIT  23.1



                  CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the Registration Statement of Peter Kiewit Sons', Inc. on Form S-8 of our report dated March 18, 1999 on our audits of the consolidated financial statements of Peter Kiewit Sons', Inc. as of December 26, 1998 and December 27, 1997 and for each of the three years in the period ended December 26, 1998, which report is included in the 1998 Annual Report on Form 10-K of Peter Kiewit Sons, Inc.



                                  /s/ PricewaterhouseCoopers LLP
                                      PRICEWATERHOUSECOOPERS LLP


Omaha, Nebraska
May 3, 1999